UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

___________________________
Date of Report (Date of earliest event reported): March 31, 2010

First National Community Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 E. Drinker St., Dunmore, PA	18512
(Address of principal executive offices)	(Zip Code)

(570) 346-7667
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2010, First National Community Bancorp, Inc. (the “Corporation”) approved entering into an agreement with Eugene T. Sobol to perform the consulting duties associated with the position of Interim Chief Financial Officer of the Corporation and First National Community Bank (the “Bank”).  Mr. Sobol, age 65, previously had served as Chief Financial Officer of KNBT Bancorp, Inc and Keystone Nazareth Bank & Trust from 1996 until 2008.  From February 2008 until April 2009, Mr. Sobol served as a consultant to National Penn Bancshares, Inc.  Mr. Sobol currently operates an individual tax and accounting practice.

In connection with Mr. Sobol’s consulting duties, the Bank entered into an Agreement for Professional Services with Mr. Sobol, effective April 5, 2010.  Among various provisions, including standard confidentiality language, the material terms of the agreement are summarized as follows:

1.	The term of the agreement is not to exceed June 30, 2010.

2.	The Agreement may be terminated by either party upon not less than fifteen (15) days written notice to the other party.

3.	Mr. Sobol will be paid $150 per hour plus all reasonable expenses.

The above description is only a summary of the material terms of the Agreement for Professional Services. The entire Agreement for Professional Services is attached as Exhibit 99.1 and is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.                                           Description

99.1	Professional Services Agreement dated April 5, 2010 by and between First National Community Bank and Eugene T. Sobol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

First National Community Bancorp, Inc.
(Registrant)

Dated: April 5, 2010	/s/ Linda A. D’Amario
Linda A. D’Amario
Interim
Principal Financial Officer

EXHIBIT INDEX

Item Number                                                                Description

99.1	Professional Services Agreement dated April 5, 2010 by and between First National Community Bank and Eugene T. Sobol.